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                                                                     EXHIBIT 3.1
                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                           ANALYTICAL GRAPHICS, INC.


     The undersigned, Analytical Graphics, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Corporation"), does hereby certify as follows:

     I. The name of the Corporation is Analytical Graphics, Inc. The address of the Corporation's registered office in the Commonwealth of Pennsylvania is 325 Technology Drive, Malvern, Pennsylvania 19355.

     II. The Corporation was incorporated under the provisions of the Business Corporation Law of 1988 on January 18, 1989.

     III. Pursuant to Sections 1911 and 1915 of the Business Corporation Law of 1988, these Amended and Restated Articles of Incorporation restate, integrate, and amend in their entirety the provisions of the Corporation's Articles of Incorporation. These Restated and Amended Articles of Incorporation supersede the Articles of Incorporation of the Corporation and any amendments thereto filed prior to the date hereof in their entirety.

     IV.   This amendment shall be effective [   ], 1998.

     V. These Amended and Restated Articles of Incorporation were approved by the shareholders pursuant to Section 1914 of the PBCL.

     VI. The text of the Articles of Incorporation is hereby restated and amended to read as follows:

                                   ARTICLE 1

     1.01. Name.  The name of the Corporation is Analytical Graphics, Inc.
           ----

                                   ARTICLE 2

     2.01. Registered Office.  The address of the Corporation's registered
           -----------------
office in the Commonwealth of Pennsylvania is 325 Technology Drive, Malvern, Pennsylvania 19355. The county in which the registered office of the Corporation shall be deemed for venue and official publication purposes is Chester County, Pennsylvania.

                                   ARTICLE 3

     3.01. Purpose and Powers.  The Corporation was incorporated under and is
           ------------------
subject to the provisions of the Business Corporation Law of 1988, as amended (hereinafter, the "PBCL"). The corporation shall have unlimited power to engage in and do any lawful act concerning any and all lawful business for which corporations may be incorporated under the PBCL.

                                   ARTICLE 4
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     4.01.  Term of Existence.  The term for which the Corporation shall exist
            -----------------
is perpetual.

                                   ARTICLE 5

     5.01.  Authorized Shares.  The capital stock which the Corporation shall
            -----------------
have the authority to issue shall be as follows:

            (1) 30,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"); and
                   ------------

            (2) 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").
                   ---------------

     5.02.  Common Stock.  The holders of Common Stock shall have one vote per
            ------------
share. Shares of Common Stock issued or to be issued shall be alike in every particular. The Common Stock shall be subject to the prior rights of holders of any class or series of Preferred Stock outstanding, according to the preferences, if any, of such class or series as determined by the Board of Directors of the Corporation pursuant to this Article 5.

     5.03.  Cumulative Voting.  No holder of Common Stock of the Corporation
            -----------------
shall have the right to cumulate the votes to which such shares are entitled in the election of Directors of the Corporation.

     5.04.  Preferred Stock.  The Board of Directors of the Corporation shall
            ---------------
have the full authority permitted by law to divide the authorized and unissued Preferred Stock of the Corporation into classes or series, or both, and to determine for any such class or series its voting rights (which may be full, limited, multiple or fractional or no voting rights) and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as may be desired. Such divisions and determinations may be accomplished by amendments to this Article 5, which amendments shall be made by action of the Board of Directors which shall have the full authority permitted by law to make such divisions and determinations. The preferred shares of any class or series established by such an amendment by the Board of Directors shall be issued for the consideration that the Board of Directors may fix.

     5.05.  Uncertificated Shares.  The Corporation may utilize uncertificated
            ---------------------
shares of Common Stock and Preferred Stock to represent stock interests of its shareholders. Notwithstanding any By-Law to the contrary, the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

                                   ARTICLE 6

     6.01.  Classification of the Board of Directors.  The Directors elected by
            ----------------------------------------
the holders of voting stock shall be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three staggered classes which shall be as nearly equal in number as possible. Each member of each class shall serve for three-year terms. At each annual meeting of the shareholders, the shareholders shall elect Directors of the class which term then expires, to serve until the third succeeding annual meeting. Except as otherwise provided in these Articles, each Director shall serve for the term for which elected and until his or her successor shall be elected and shall qualify.

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                                   ARTICLE 7

     7.01.  Nominations of Director Candidates.  Nominations for the election of
            ----------------------------------
Directors may be made only by the Board of Directors or by any record holder of stock entitled to vote in the election of the Directors; provided, however, that a nomination may be made by a shareholder only if written notice of such nomination has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to be held; provided further, however, that in the event that less than 130 days notice or prior public disclosure of the date of the annual meeting is given by the Corporation, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. If the Corporation receives notice from a shareholder pursuant to this
Article 7.01 and such notice, in the judgment of the Board of Directors, fails to comply with the requirements set forth in this Article 7.01 in any respect, then the Corporation shall notify the shareholder of the deficiencies with such notice within ten days of the Corporation's receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of this Article 7.01.

     A shareholder shall be entitled to re-submit a notice as provided in this
Article 7.01 only once for each annual meeting of the shareholders. Only candidates who have been nominated in accordance with this Article 7.01 shall be eligible for election by the shareholders as Directors of the Corporation.

     7.02.  Special Meetings of Shareholders.  Special meetings of shareholders
            --------------------------------
may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes set forth in the notice of such special meeting.

     7.03.  Business to be Transacted at Shareholders Meetings.  At any annual
            --------------------------------------------------
meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Article 7.03 may be transacted. To be properly brought before any meeting, any proposed business must (i) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly be brought before the meeting by or at the direction of the Board of Directors, or (iii) if brought before the meeting by a shareholder, then (x) the shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting, and (y) only if written notice of such proposed business has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the business is proposed to be transacted;

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provided, however, that in the event that less than 130 days notice or prior public disclosure of the date of the annual meeting is given by the Corporation, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. There will be no opportunity to cure any deficiencies within any notice given pursuant to this Article 7.03.

     7.04.  Vote Required for Fundamental Changes.  In addition to any vote
            -------------------------------------
required by law, the affirmative vote of holders of at least 66 2/3% of the votes cast by shareholders eligible to vote thereon, voting together as a single class, shall be necessary to approve any action for which shareholder approval is required under Subchapters B, C, D, E and F of Chapter 19 (Fundamental Changes) of the PBCL (the "Fundamental Change"), and any successor provisions thereto; provided, however, that the additional affirmative vote required by this Article 7.04 shall not apply to any Fundamental Change if such Fundamental Change is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the Directors of the Corporation then serving.

     7.05.  Action by Written Consent.  Upon the consummation of an initial
            -------------------------
public offering of the Corporation's Common Stock under the Securities Act of 1933, as amended, shareholders of the Corporation may not take any action by written consent in lieu of a meeting.


                                   ARTICLE 8

     8.01.  Inapplicability of Certain Statutory Provisions.  Notwithstanding
            -----------------------------------------------
any law or By-Law of the Corporation to the contrary, the provisions of Subchapters E, F, G and H of Chapter 25 (Registered Corporations) of the PBCL and any successors thereto, shall not be applicable to the Corporation.

                                   ARTICLE 9

     9.01.  Personal Liability of Directors.  A Director of the Corporation
            --------------------------------
shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the Director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the PBCL and such breach of failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such Director pursuant to any criminal statute, or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this Article 9.01 shall be prospective only, and neither the repeal or modification of this provision nor the adoption of any provision inconsistent with this provision shall adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

     9.02.  Mandatory Indemnification of Directors and Executive Officers.
            -------------------------------------------------------------

            (a) The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Corporation is permitted to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or

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

completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a Director or executive officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a Director or executive officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a Director or executive officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

            (b)  Notwithstanding the foregoing, except as provided in Article
9.03 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            (c) Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 9.02 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article 9.02 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a Director or executive officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 9.02 or otherwise.

            (d) The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a Director or executive officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

     9.03.  Payment of Indemnification.  If a claim for indemnification under
            --------------------------
Article 9.02 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     9.04.  Non-Exclusivity of Rights.  The right to indemnification and the
            -------------------------
payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Article 9.02 and the right to payment of expenses conferred in Article 9.03 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any By-Law, agreement, vote of shareholders, vote of Directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses to present or future Directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

     9.05.  Funding. The Corporation may create a fund of any nature, which may,
            -------
but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article 9 or otherwise.

     9.06.  Insurance.  The Corporation may purchase and maintain insurance on
            ---------
behalf of any person who is or was a Director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of Pennsylvania or any other state.

     9.07.  Modification or Repeal.  Neither the modification, amendment,
            ----------------------
alteration or repeal of this Article 9 or any of its provisions nor the adoption of any provision inconsistent with this Article 9 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

                                  ARTICLE 10

     10.01. Amendments to By-Laws. The Board of Directors may adopt, amend or
            ---------------------
repeal the By-Laws with respect to those matters which under the PBCL are not reserved exclusively to the shareholders. No By-Law may be adopted, amended or repealed by the shareholders unless, in addition to any other vote required by law, these Articles of Incorporation or otherwise, such action is affirmatively approved by at least sixty six and two-thirds percent (66 2/3%) of the votes cast by shareholders eligible to vote thereon, voting together as a single class; provided, however, that the additional affirmative vote required by this Article shall not apply to any shareholder adoption, amendment or repeal of any By-Law provision if such action is approved, recommended and submitted to the shareholders for their consideration by the unanimous vote of the Directors of the Corporation then serving.

                                  ARTICLE 11

     11.01. Amendments to the Articles of Incorporation.  Articles 6, 7 and 8
            -------------------------------------------
hereof may not be adopted, amended or repealed by the shareholders unless, in addition to any other vote required by law, these Articles of Incorporation or otherwise, such action is affirmatively approved by at least sixty six and two-thirds percent (66 2/3%) of the votes cast by shareholders eligible to vote thereon, voting together as a single class. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles of Incorporation or otherwise, the affirmative vote of at least eighty percent (80%) of the votes cast by shareholders eligible to vote thereon, voting as a single class, shall be required to adopt, amend or repeal any provision of

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Article 9 of the Articles of Incorporation of the Corporation relating to personal liability of Directors and indemnification of the Directors and executive officers.

     11.02.  Reservation of Right to Amend Articles.  The Corporation reserves
             --------------------------------------
the right to amend, alter change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law and these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation hereinabove named, does hereby execute these Restated and Amended Articles of Incorporation this ______ day of September, 1998.


                                     By: /s/ PAUL L. GRAZIANI
                                        -----------------------------
                                        Paul L. Graziani, President
                                        and Chief Executive Officer

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